UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2004

NEW VALLEY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-2493	13-5482050

(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On December 23, 2004, New Valley Corporation (the “Company”) entered into a Sale-Purchase Agreement (the “Agreement”) with Princeton Owner Corp. (the “Purchaser”), an entity advised by Falcon Real Estate Investment Company, L.P. Under the Agreement, the Company will sell to the Purchaser its 100 and 150 College Road West office buildings in Princeton, N.J. for a purchase price of $71.5 million. The closing, which is subject to customary conditions, is currently scheduled to occur in February 2005.

     The properties are subject to a mortgage loan due in December 2006, of which approximately $39.4 million was outstanding as of September 30, 2004. The Company will retire the mortgage at closing with the proceeds of the sale.

     The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Agreement, which is included as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

10.1	Sale-Purchase Agreement, dated as of December 23, 2004, between New Valley Corporation and Princeton Owner Corp.

99.1	Press Release, dated December 27, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW VALLEY CORPORATION

/s/ J. Bryant Kirkland III

Date: December 27, 2004	J. Bryant Kirkland III
Vice President, Treasurer and
Chief Financial Officer

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